                                                                   EXHIBIT 4.12









                              REFINANCING AGREEMENT
                     (Southwest Airlines 1996 Trust N620SW)

                             Dated as of May 1, 1998

                                      among

                        SOUTHWEST AIRLINES CO., as Lessee

                         CHRYSLER FINANCIAL CORPORATION,
                              as Owner Participant

                     ROYAL BANK OF CANADA, NEW YORK BRANCH,
                          as Original Loan Participant

            WILMINGTON TRUST COMPANY, in its individual capacity only
              as expressly provided herein and as Indenture Trustee
                            and Pass Through Trustee

                           FIRST UNION NATIONAL BANK,
          in its individual capacity only as expressly provided herein and otherwise solely as Owner Trustee

                           One Boeing 737-3H4 Aircraft
                     (Southwest Airlines 1996 Trust N620SW)

                         INDEX TO REFINANCING AGREEMENT
                     (Southwest Airlines 1996 Trust N620SW)



Section 1.          Refinancing of Original Certificate

Section 2.          Adjustments to Exhibits to the Lease

Section 3.          Conditions Precedent

Section 4.          Representations and Warranties

Section 5.          Notices

Section 6.          Expenses

Section 7.          Miscellaneous

EXHIBIT A           Maturity Dates, Principal Amounts and Interest Rates, Etc.
                    of Series SWA 1996 Trust N620SW Certificates

EXHIBIT A-1         Payment Dates and Payment Percentages and Amounts

EXHIBIT A-2         Issuance of Series SWA 1996 Trust N620SW Certificates

EXHIBIT B           Form of First Amendment to Trust Indenture

EXHIBIT C           Form of First Amendment to Sale and Lease Agreement

EXHIBIT D           Form of First Amendment to Participation Agreement

EXHIBIT E           Form of First Amendment to Tax Indemnity Agreement

                              REFINANCING AGREEMENT


         This REFINANCING AGREEMENT dated as of May 1, 1998, among (i) SOUTHWEST AIRLINES CO., a Texas corporation ("Lessee"), (ii) CHRYSLER FINANCIAL CORPORATION, a Michigan corporation ("Owner Participant"), (iii) FIRST UNION NATIONAL BANK, a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as Owner Trustee ("Owner Trustee"), under that certain Trust Agreement establishing the Southwest Airlines 1996 Trust N620SW and dated as of June 1, 1996, between Owner Participant and Owner Trustee, (iv) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as otherwise provided herein, but solely as trustee under the Pass Through Trust Agreement, dated as of February 1, 1993 (the "Basic Agreement"), between Lessee and Wilmington Trust Company, as supplemented by Trust Supplement No. 1998-A thereto, dated as of May 1, 1998 creating 1998-A Pass Through Trust (such Basic Agreement as so supplemented, being the "Pass Through Trust Agreement", and Wilmington Trust Company, in its capacity as trustee under the Pass Through Trust Agreement, being the "Pass Through Trustee"), (v) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as otherwise provided herein, but solely as indenture trustee ("Indenture Trustee") under the related Trust Indenture and Security Agreement dated as of June 1, 1996, as supplemented, between Indenture Trustee and Owner Trustee and (vi) ROYAL BANK OF CANADA, a Canadian chartered bank, acting through its New York Branch ("Original Loan Participant").

                              W I T N E S S E T H:

         WHEREAS, Lessee, Owner Participant, Owner Trustee, Original Loan Participant and Indenture Trustee entered into a Participation Agreement, dated as of June 1, 1996 (the "Original Participation Agreement"; all capitalized terms used herein without definition shall have the meanings set forth in or by reference in the Original Participation Agreement; the Original Participation Agreement as amended by the First Amendment to Participation Agreement (as defined below) being herein called the "Participation Agreement"), providing for the sale and lease of one Boeing Model 737-3H4 aircraft, bearing U.S. registration number N620SW;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, Owner Participant entered into a Trust Agreement establishing the Southwest Airlines 1996 Trust N620SW and dated as of June 1, 1996 (the "Trust Agreement") with Owner Trustee in its individual capacity, pursuant to which Trust Agreement the Owner Trustee agreed, among other things, to hold the Trust Estate defined in Section 1.01 of such Trust Agreement for the benefit of Owner Participant thereunder;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, Owner Trustee and Indenture Trustee entered into a Trust Indenture and Security Agreement relating to the Aircraft, dated as of June 1, 1996 (such Trust Indenture and Security Agreement as supplemented by Trust Agreement and Trust Indenture and Security Agreement Supplement, dated June 3, 1996 relating to the Aircraft being herein called the "Original Indenture"; the Original Indenture as amended by the First Amendment to Trust Indenture (as defined below) being herein called the "Indenture"), for the benefit of Original Loan Participant (and, upon the


                         REFINANCING AGREEMENT [N620SW]
issuance of the Equipment Notes (as defined below), the Holders of the Equipment Notes issued thereunder), pursuant to which Original Indenture, among other things, a certificate substantially in the form set forth in Exhibit A thereto (the "Original Certificate") was issued to Original Loan Participant as evidence of the loan then being made by Original Loan Participant to Owner Trustee, the proceeds of which were applied by Owner Trustee to the payment of Lessor's Cost for the Aircraft;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, Owner Trustee and Lessee entered into a Sale and Lease Agreement, dated as of June 1, 1996 relating to the Aircraft (such Sale and Lease Agreement as supplemented by Sale and Lease Agreement Supplement No. One dated June 3, 1996 relating to the Aircraft being herein called the "Original Lease"; and the Original Lease as amended by the First Amendment to Lease Agreement (as defined below) being herein called the "Lease"), relating to the Aircraft whereby, subject to the terms and conditions set forth in the Original Lease, Owner Trustee agreed to buy from and lease to Lessee, and Lessee agreed to sell to and lease from Owner Trustee, the Aircraft on the Delivery Date;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, Owner Participant and Lessee entered into a Tax Indemnity Agreement, dated as of June 1, 1996 relating to the Aircraft (the "Original Tax Indemnity Agreement"; and the Original Tax Indemnity Agreement as amended by the First Amendment to Tax Indemnity Agreement (as defined below) being herein called the "Tax Indemnity Agreement");

         WHEREAS, the parties hereto wish to effect a refinancing of the Original Certificate as permitted by Section 18 of the Original Participation Agreement as part of a refinancing transaction;

         WHEREAS, Owner Trustee has agreed, in connection with the refinancing of the Original Certificate, to issue one or more Equipment Notes substantially in the form set forth in Exhibit A-1 to the Indenture (for the purposes hereof, "Equipment Notes" shall have the meaning set forth for the term "Series SWA 1996 Trust N620SW Certificates" in the Indenture) to the grantor trust created on the Closing Date (as defined below) by the Pass Through Trust Agreement, and Pass Through Trustee will thereafter issue one or more Pass Through Certificates substantially in the form of Exhibit A to the Pass Through Trust Agreement (the "Pass Through Certificates");

         WHEREAS, to facilitate Owner Trustee's sale of the Equipment Notes to the Pass Through Trustee and the purchase of such Equipment Notes by Pass Through Trustee, Lessee has duly authorized the execution and delivery of the Pass Through Trust Agreement as the "issuer" thereunder, as such term is defined in and solely for purposes of the Securities Act of 1933, as amended, and of the Pass Through Certificates as the "obligor" thereunder, as such term is defined in and solely for purposes of the Trust Indenture Act of 1939, as amended, and is undertaking to perform certain administrative and ministerial duties thereunder and is also undertaking to pay the fees and expenses of the Pass Through Trustee;

         WHEREAS, the proceeds from the sale of the Equipment Notes will be applied to effect the optional refinancing of the Original Certificate; and


                         REFINANCING AGREEMENT [N620SW]
                                       -2-

         WHEREAS, in connection with the refinancing transaction as contemplated hereby, Owner Trustee and Lessee have agreed to adjust payments of Basic Rent, Stipulated Loss Values and Termination Values and to adjust the Special Purchase Price on the Refinancing Date in accordance with Section 3.7 of the Lease and
Section 18 of the Original Participation Agreement, and to amend Exhibits B-1, B-2 and C of the Lease so as to reflect such adjustments;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

             SECTION 1. Refinancing of Original Certificate.

         (a) Subject to the satisfaction or waiver of the conditions set forth herein at or prior to 2:00 p.m. Central time on May 29, 1998 or at such other date and time agreed to by the parties hereto (the "Closing Date"):

                  (i) Pass Through Trustee shall, in accordance with Section
         2.01 of the Pass Through Trust Agreement, execute, authenticate and deliver Pass Through Certificates, dated the Closing Date and of the maturities, in the principal amounts, bearing the interest rates and of the other economic terms specified in the request of Lessee delivered pursuant to such Section 2.01, and deliver such Pass Through Certificates to the Underwriters (as defined below) as specified in such request against payment by the Underwriters of an amount equal to the aggregate principal amount thereof;

                  (ii) Owner Trustee shall, in accordance with Section 2.01 of the Indenture, issue and deliver to Indenture Trustee one or more Equipment Notes dated the Closing Date and of the maturities, in the principal amounts, bearing the interest rates and reflecting the other economic terms specified in Exhibits A, A-1 and A-2 hereto in an aggregate principal amount of $23,882,858.75 (the "Refinancing Amount");

                  (iii) Indenture Trustee shall authenticate such Equipment Notes pursuant to Section 2.02 of the Indenture, and deliver such Equipment Notes to Pass Through Trustee as specified in Exhibit A-2 hereto against payment by Pass Through Trustee of an aggregate amount equal to the Refinancing Amount;

                  (iv) Owner Trustee shall on the Closing Date pay to Indenture Trustee, for the account of Owner Participant, an amount equal to accrued interest and, subject to Lessee's obligations under Section 3.4 of the Original Lease, Break Amount (as defined in the Original Indenture), if any, owing to the Original Loan Participant on the Closing Date; and

                  (v) Indenture Trustee shall disburse to Original Loan Participant the amount of principal, interest and Break Amount, if any, owing to Original Loan Participant on the Closing Date with respect to the Original Certificate in connection with the refinancing of the Original Certificate in accordance with Sections 2.08 and 15.03 of the Original Indenture and Section 18 of the Original Participation Agreement.


                         REFINANCING AGREEMENT [N620SW]

Owner Participant, by its execution and delivery hereof, requests and directs Owner Trustee, in accordance with Section 5.02 of the Trust Agreement, to execute and deliver this Agreement, the First Amendment to Participation Agreement, the First Amendment to Lease Agreement and the First Amendment to Trust Indenture.

         (b) On the Closing Date, subject to the receipt by Original Loan Participant of the aggregate amount payable to it as provided for in Section 18(a) of the Original Participation Agreement, Original Loan Participant shall deliver the Original Certificate to Owner Trustee for cancellation by Indenture Trustee. Original Loan Participant hereby authorizes and directs Indenture Trustee to execute and deliver this Agreement, the First Amendment to Participation Agreement, the First Amendment to Lease Agreement and the First Amendment to Trust Indenture and to take all actions contemplated by said agreements and amendments to effect the issuance of the Equipment Notes and the refinancing of the Original Certificate.

         (c) In case Pass Through Trustee shall fail to make the payment described in Section 1(a)(iii) hereof, or in case Owner Trustee shall for any reason fail to issue and deliver to Indenture Trustee the Equipment Notes pursuant to Section 1(a)(ii) hereof, (i) the written notice given by Lessee pursuant to Section 18(a) of the Original Participation Agreement and Section 6.03(b) of the Original Indenture with respect to the refinancing contemplated hereby shall be deemed to have never been given (except, however, as provided in Section 6(b) hereof), (ii) Indenture Trustee, Owner Trustee, Owner Participant and Lessee shall have no obligation to pay to Original Loan Participant any amount in respect of the refinancing of the Original Certificate pursuant hereto, (iii) none of the First Amendment to Participation Agreement, the First Amendment to Lease Agreement and the First Amendment to Trust Indenture shall be deemed to have been delivered and (iv) the Original Certificate shall remain outstanding and in full force and effect and shall continue to be subject to the terms of the Original Indenture.

         (d) The closing (the "Closing") of the transactions described in this Agreement shall take place at the offices of Vinson & Elkins L.L.P., Houston, Texas, or such other place as the parties hereto may agree; the parties hereby agree that the transactions contemplated hereby shall be deemed to have occurred simultaneously and that no transaction contemplated hereby shall be deemed to have occurred except in conjunction with the occurrence of all such other transactions.

         (e) All payments pursuant to this Section 1 shall be made on the Closing Date in immediately available funds to such accounts and at such banks as specified in the Operative Agreements, or, if otherwise, as the parties hereto shall designate in writing not less than one Business Day prior to the Closing Date.

         (f) This Agreement shall apply only to the refinancing of the Original Certificate as described herein and not to the refinancing, redemption or refunding of any Equipment Notes or any other Certificate (as defined in the Indenture) issued under the Indenture.

             SECTION 2. Adjustments to Exhibits to the Lease. The parties hereto agree, by their execution and delivery hereof, that the transactions contemplated hereby constitute a refinancing transaction as contemplated by
Section 3.7 of the Lease and Section 18 of the Participation Agreement and that they will take all actions contemplated thereby, including the


                         REFINANCING AGREEMENT [N620SW]
revision of Exhibits B-1, B-2 and C of the Lease to reflect the adjustments contemplated thereby. Subject to the consummation of such refinancing transaction as described herein, such revised Exhibits B-1, B-2 and C to the Lease and the deletion of Exhibit E to the Lease shall be effective as of the Closing Date.

             SECTION 3. Conditions Precedent. The obligations of each of the parties hereto to participate in the transactions contemplated by this Agreement on the Closing Date are subject to the fulfillment, prior to or on the Closing Date, of the following conditions precedent; provided, however, that it shall not be a condition precedent to the obligations of any party hereto that any document be produced or action taken that is to be produced or taken by such party or any Person within such party's control; and provided, further, that only the conditions set forth in clauses (a) and (v) of this Section 3 shall be conditions precedent to the actions of Original Loan Participant:

         (a) Pass Through Trustee shall have received, concurrently with the payment to Indenture Trustee by Pass Through Trustee of an amount equal to the aggregate Original Issue Price thereof, the Equipment Notes as required by
Section 1(a)(iii), and Indenture Trustee shall have received any other amounts, including Break Amount, if any, required to be paid in connection with the refinancing of the Original Certificate on the Closing Date and the Indenture Trustee shall have effected a wire transfer of all amounts payable to the Original Loan Participant as provided herein.

         (b) The Equipment Notes referred to in Section 1(a)(ii) shall have been issued and authenticated in accordance with the Indenture, and there shall have been transferred to Indenture Trustee in immediately available funds the amounts referred to above in Section 1(a)(iii)-(iv).

         (c) Owner Trustee and Indenture Trustee shall have executed and delivered the First Amendment to Trust Indenture and Security Agreement in substantially the form of Exhibit B hereto (the "First Amendment to Trust Indenture") which shall have been duly filed for recording with the FAA.

         (d) Lessee and Owner Trustee shall have executed and delivered an amendment to the Original Lease in substantially the form of Exhibit C hereto (the "First Amendment to Lease Agreement") which shall have been duly filed for recording with the FAA.

         (e) Each of Lessee, Owner Participant, Owner Trustee, Pass Through Trustee and Indenture Trustee shall have executed and delivered an amendment to the Original Participation Agreement in substantially the form of Exhibit D hereto (the "First Amendment to Participation Agreement").

         (f) (i) Indenture Trustee shall have received on or prior to the Delivery Date (A) a copy (or other documentation satisfactory to it) of the acknowledgment copy of a properly completed Uniform Commercial Code financing statement, reflecting Owner Trustee as debtor and Indenture Trustee as secured party, as to the Indenture Estate, evidencing its filing with the office of the Secretary of State of the State of North Carolina and (B) a copy (or other documentation satisfactory to it) of the acknowledgment copy of a properly completed Uniform Commercial Code financing statement, reflecting Lessee as debtor and Owner Trustee as secured party (and reflecting Indenture Trustee as assignee), as to the Lease and the Aircraft evidencing its filing with the office of the


                         REFINANCING AGREEMENT [N620SW]
                                       -5-

Secretary of State of the State of Texas, (ii) no financing statement or similar filing described above in clause (i) shall have been terminated or amended subsequent to the date of its filing and (iii) Indenture Trustee shall have received, on or prior to the Delivery Date, the only chattel-paper original of the Original Lease and, on or prior to the Closing Date, the only chattel-paper original of the First Amendment to Lease Agreement and shall have (and shall have retained without interruption subsequent to its receipt thereof) possession of each thereof on the Closing Date.

         (g) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee and Owner Participant shall have received the following documents (each of which shall be reasonably satisfactory in form and substance to each of them):

                  (i) revised Exhibits B-1, B-2 and C to the Lease, as provided for in the First Amendment to Lease Agreement; and

                  (ii) revised Schedule I to the Participation Agreement, as provided for in the First Amendment to Participation Agreement.

         (h) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee and Owner Participant shall have received a certificate signed by a Responsible Company Officer (as defined in the Indenture) of Lessee, dated the Closing Date, certifying that:

                  (i) the representations and warranties contained herein of Lessee are correct as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be certified to have been correct on and as of such earlier date);

                  (ii) no event has occurred and is continuing which constitutes a Lease Event of Default or a Lease Default; and

                  (iii) no Event of Loss (or event which with the passage of time or the giving of notice, or both, would constitute an Event of
         Loss) has occurred with respect to the Airframe or any Engine.

         (i) Each of Indenture Trustee, Owner Participant, Pass Through Trustee and Lessee shall have received a certificate signed by a Responsible Officer (as defined in the Indenture) of Owner Trustee, dated the Closing Date, certifying that the representations and warranties contained herein of Owner Trustee in its individual and trust capacities are correct as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be certified to have been correct on and as of such earlier date).

         (j) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee and Lessee shall have received a certificate signed by a Responsible Company Officer (as defined in the Indenture) of Owner Participant, dated the Closing Date, certifying that the representations and warranties contained herein of Owner Participant are correct as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which


                         REFINANCING AGREEMENT [N620SW]
                                       -6-
case such representations and warranties shall be certified to have been correct on and as of such earlier date).

         (k) Each of Pass Through Trustee, Owner Trustee, Owner Participant and Lessee shall have received a certificate signed by a Responsible Officer (as defined in the Indenture) of Indenture Trustee, dated the Closing Date, certifying that the representations and warranties contained herein of Indenture Trustee are correct as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

         (l) Each of Indenture Trustee, Owner Trustee, Owner Participant and Lessee shall have received a certificate signed by an authorized officer of Pass Through Trustee, dated the Closing Date, certifying that the representations and warranties contained herein of Pass Through Trustee are correct as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

         (m) Each of Pass Through Trustee, Indenture Trustee, Owner Trustee and Owner Participant shall have received the following:

                  (i) an incumbency certificate of Lessee as to the person or persons authorized to execute and deliver this Agreement, the First Amendment to Participation Agreement, the First Amendment to Lease Agreement, and any other documents to be executed on behalf of Lessee in connection with the transactions contemplated hereby and specimen signatures of such person or persons;

                  (ii) a copy of the resolutions of the board of directors of Lessee or the executive committee thereof, certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of Lessee in connection with the transactions contemplated hereby; and

                  (iii) such other documents and evidence with respect to the other parties hereto as it may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, any other Operative Agreements (as defined in the Lease), the Underwriting Agreement dated May 21, 1998 (the "Underwriting Agreement") among Salomon Brothers Inc, Chase Securities Inc., Lehman Brothers Inc., and NationsBanc Montgomery Securities LLC (collectively, the "Underwriters") and the Lessee, and the Pass Through Trust Agreement and the taking of all necessary corporate action in connection therewith and compliance with the conditions herein set forth.

         (n) Each of Pass Through Trustee, Indenture Trustee, Owner Trustee and Owner Participant shall have received a certificate signed by a Responsible Company Officer (as defined in the Indenture) of Lessee, dated the Closing Date, certifying that:


                         REFINANCING AGREEMENT [N620SW]
                                       -7-

                  (i) the Aircraft has been duly certificated by the FAA as to type and airworthiness in accordance with the terms of the Original Lease;

                  (ii) Owner Trustee's FAA Bill of Sale, the Original Lease, the Original Trust Agreement and the Original Indenture have been duly recorded with the FAA pursuant to the Act (as defined in the Lease);

                  (iii) the Aircraft has been registered with the FAA in the name of Owner Trustee and Lessee has authority to operate the Aircraft; and

                  (iv) the First Amendment to Lease and the First Amendment to Trust Indenture have been duly filed for recording with the FAA.

         (o) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee and Owner Participant shall have received opinions addressed to them from Vinson & Elkins L.L.P., special counsel to Lessee, substantially to the same effect as the opinions delivered by Deborah Ackerman, Associate General Counsel of Lessee, on the Delivery Date pursuant to Section 4(a)(xi) of the Original Participation Agreement (but reflecting the documents delivered on the Closing Date).

         (p) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee, Owner Participant and Lessee shall have received an opinion addressed to them from Moore & Van Allen, PLLC, special counsel for Owner Trustee, substantially to the same effect as the opinion delivered by it on the Delivery Date pursuant to Section 4(a)(xii) of the Original Participation Agreement (but reflecting the documents delivered on the Closing Date).

         (q) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee, Owner Participant and Lessee shall have received an opinion addressed to them from Morris, James, Hitchens & Williams, special counsel for Pass Through Trustee and Indenture Trustee, substantially to the same effect (but with respect also to Pass Through Trustee, the Pass Through Trust Agreement and the other documents delivered on the Closing Date) as the opinion delivered by it on the Delivery Date pursuant to Section 4(a)(xv) of the Original Participation Agreement.

         (r) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee, Owner Participant and Lessee shall have received opinions addressed to them from Morgan, Lewis & Bockius LLP, special counsel for Owner Participant, and in-house or other counsel to Owner Participant, substantially to the same effect as the opinions delivered by them on the Delivery Date pursuant to Section 4(a)(xiii) of the Original Participation Agreement (but reflecting the documents delivered on the Closing Date).

         (s) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee, Owner Participant and Lessee shall have received an opinion addressed to them from Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma, substantially to the same effect taking into account the First Amendment to Trust Indenture and the First Amendment to Lease Agreement, (i) as the opinion delivered by it pursuant to Section 4(a)(xiv) of the Original Participation Agreement on the Delivery Date and (ii) as the opinion delivered to them subsequent to the Delivery Date pursuant to the final paragraph of Section 4(a) of the Original Participation Agreement.


                         REFINANCING AGREEMENT [N620SW]

         (t) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee and Owner Participant shall have received an independent insurance broker's report, and certificates of insurance, dated the Closing Date, substantially in the form of the report and certificates delivered pursuant to Section 4(a)(xviii) of the Original Participation Agreement on the Delivery Date, as to the due compliance with the terms of Section 11 of the Lease relating to the insurance with respect to the Aircraft and with any other agreements of Lessee with respect to such insurance, and references in such report and certificates to (x) the "Indenture", the "Participation Agreement", and the "Lease" shall be to such documents as amended by the First Amendment to Trust Indenture, the First Amendment to Participation Agreement and the First Amendment to Lease Agreement and (y) "Additional Insureds" shall be to such term as utilized in the Lease.

         (u) Original Loan Participant shall have executed and delivered a receipt and release of indebtedness as to the Original Certificate issued to it.

         (v) Original Loan Participant shall have received the notice required pursuant to Section 6.03(b) of the Original Indenture in respect of the Closing Date.

         (w) Owner Participant shall have received the opinion of tax counsel referenced in Section 3.7.2 of the Original Lease.

         (x) Lessee and Owner Participant shall have executed and delivered an amendment to the Original Tax Indemnity Agreement in substantially the form of Exhibit E hereto (the "First Amendment to Tax Indemnity Agreement").

The opinions described above in clauses (o)-(s) and (w) shall be dated the Closing Date and references therein corresponding to references in prior opinions to the "Indenture", the "Participation Agreement", or the "Lease" shall be to such documents as amended by the First Amendment to Trust Indenture, the First Amendment to Participation Agreement, and the First Amendment to Lease Agreement, respectively.

         Promptly upon the recording with the FAA of the First Amendment to Trust Indenture and the First Amendment to Lease Agreement, Lessee will cause Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma, to deliver to the parties hereto an opinion as to the due recording thereof and the lack of filing of any intervening documents with respect to the Aircraft (other than the Original Indenture and the Original Lease).

         Each of the parties hereto agrees to instruct its counsel to prepare and deliver the respective opinions described above in clauses (o)-(s) and to address each such opinion to the Underwriters in addition to the respective addressees set forth above (and, to the extent such opinions do not restate or confirm the opinions rendered on the Delivery Date, such counsel shall authorize the Underwriters to rely on opinions rendered on the Delivery Date).


                         REFINANCING AGREEMENT [N620SW]
                                       -9-

             SECTION 4. Representations and Warranties.

         (a) Lessee's Representations and Warranties. Lessee represents and warrants to Indenture Trustee, Owner Trustee, Pass Through Trustee and Owner Participant that:

                  (i) it is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Texas, is a "citizen of the United States" (as defined in Section 40102 of Title 49, U.S.C.) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, U.S.C. for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties, to hold under lease the Aircraft and to enter into and perform its obligations under this Agreement, the other Operative Agreements to which it is or is to be a party (the "Relevant Operative Documents") and the Pass Through Trust Agreement (together with this Agreement and the Relevant Operative Documents, collectively, the "Lessee Documents"), is duly qualified to do business as a foreign corporation in good standing in each state in which the nature of its business makes such qualification necessary or the failure to be so qualified or so to be in good standing would have a material adverse effect on its businesses or operations or would impair its ability to perform its obligations under the Lessee Documents, and has its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code) at 2702 Love Field Drive, Dallas, Texas 75235;

                  (ii) the execution, delivery and performance of the Lessee Documents (A) have been duly authorized by all necessary corporate action on the part of Lessee, (B) do not require any shareholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of Lessee, or of any lessor under any lease to Lessee, except such as have been duly obtained and are in full force and effect, and (C) do not and will not (1) contravene any law, judgment, governmental rule, regulation or order binding on Lessee or any of its subsidiaries or the articles of incorporation or by-laws of Lessee (each as amended to date) or (2) contravene or result in any breach of the provisions of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Lease) upon any property of Lessee under, its articles of incorporation or by-laws, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, bank loan or credit agreement or other agreement to which Lessee is a party or by which it or any of its properties may be bound or affected;

                  (iii) neither the execution and delivery by Lessee of the Lessee Documents, nor the performance by Lessee of its obligations thereunder, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, the FAA, the DOT, the SEC, any court or any other federal, state or foreign governmental authority or agency except for (t) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are in full force and effect, (u) the registration of the issuance and sale of the Pass Through Certificates to be issued pursuant to the provisions of the Pass Through Trust Agreement under the Securities Act and under the securities laws of any state


                         REFINANCING AGREEMENT [N620SW]
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